UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2025

TreeHouse Foods, Inc.
(Exact name of registrant as specified in charter)

Commission File Number: 001-32504

Delaware		20-2311383
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

2021 Spring Road Suite 600
Oak Brook	IL	60523
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On January 17, 2025, TreeHouse Foods, Inc. (the “Company”) entered into the Third Amended and Restated Credit Agreement, dated as of January 17, 2025 (the “Credit Agreement”), among the Company, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Credit Agreement amends, restates and replaces the Company’s existing Credit Agreement, dated as of December 1, 2017 (as amended from time to time prior to January 17, 2025, the “Prior Credit Agreement”), pursuant to which the Company obtained a $500,000,000 revolving credit facility (the “Revolving Facility”), a $500,000,000 term A loan (the “Term A Loan”) and a $900,000,000 tranche A-1 term loan (the “Tranche A-1 Term Loan” and, together with the Term A Loan, the “Term Loans”). Pursuant to the Credit Agreement, the Company (i) continued and extended the maturity of the Revolving Facility and the Term Loans, (ii) decreased the aggregate size of the Term A Loan to $480,000,000 and (iii) decreased the aggregate size of the Tranche A-1 Term Loan to $425,000,000.

Both the Revolving Facility and the Term Loans mature on January 17, 2030. The initial pricing for the Revolving Facility and the Tranche A-1 Term Loan is determined by Term SOFR plus a margin of 2.00%. Thereafter, the Revolving Facility and the Tranche A-1 Term Loan will bear interest at a rate per annum equal to (i) Term SOFR plus a margin ranging from 1.25% to 2.50% based on the Company’s consolidated net leverage ratio or (ii) a Base Rate (as defined in the Credit Agreement) plus a margin ranging from 0.25% to 1.50% based on the Company’s consolidated net leverage ratio. The Company will also pay an unused fee on the Revolving Facility at a rate ranging from 0.20% to 0.40% based on the Company’s consolidated net leverage ratio, with the initial unused fee set at 0.30%. The Revolving Facility includes sub-facilities for swing line loans and letters of credit.

The initial pricing for the Term A Loan is determined by Term SOFR plus a margin of 2.275%. Thereafter, the Term A Loan will bear interest at a rate per annum equal to (i) Term SOFR plus a margin ranging from 1.525% to 2.775% based on the Company’s consolidated net leverage ratio or (ii) a Base Rate (as defined in the Credit Agreement) plus a margin ranging from 0.525% to 1.775% based on the Company’s consolidated net leverage ratio; provided that the Company and Term A Loan lenders may agree to a quoted fixed rate for the Term A Loan at a future date.

The Credit Agreement contains substantially the same covenants as the Prior Credit Agreement other than upsizing of the non-Loan Party (as defined in the Credit Agreement) investment basket and addition or modification of covenants relating to certain regulatory requirements (including farm credit act). The covenants include a financial covenant requiring that the Company maintains a certain consolidated net leverage ratio and other covenants, including with respect to limitations on liens, investments, indebtedness, mergers, consolidations and acquisitions, dispositions of assets, restricted payments, changes in the nature of the Company’s business, transactions with affiliates, burdensome agreements, use of proceeds, sale and leaseback transactions and amendments to organizational documents. The Credit Agreement also contains customary representations, warranties and events of default.

The Company’s obligations under the Credit Agreement are guaranteed by substantially all of its wholly-owned domestic subsidiaries.

The descriptions of the Credit Agreement set forth above are qualified in their entirety by reference to the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d)Exhibits:

Exhibit Number	Exhibit Description

10.1	Third Amended and Restated Credit Agreement, dated January 17, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date:	January 21, 2025	By:	/s/ Kristy N. Waterman
Kristy N. Waterman

Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary